Exhibit 99.5

SUNNYSIDE, LLC, dba Sundry

FINANCIAL STATEMENT

AS OF AND FOR

THE YEAR

ENDED

DECEMBER 31, 2021

INDEPENDENT AUDITOR’S REPORT

To the Members’ of
Sunnyside LLC

Opinion

We have audited the accompanying financial statements of Sunnyside LLC, dba Sundry (a California limited liability company, the “Company”), which comprise the balance sheet as of December 31, 2021 and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ dbbmckennon

Newport Beach, California
April 18, 2022

SUNNYSIDE, LLC, dba Sundry

BALANCE SHEET

December 31,
2021
ASSETS
Current assets:	$417,235
Cash
Accounts receivable, net of allowance	124,342
Due from factor	590,022
Inventory	4,917,128
Prepaid expenses and other current assets	219,901
Total current assets	6,268,628
Fixed assets, net	161,954
Deposits	19,742
Total assets	$6,450,324
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$1,142,671
Accrued liabilities	773,274
Loan payable, current	—
Total current liabilities	1,915,945
Loan payable, net of current portion	—
Total liabilities	1,915,945
Commitments and contingencies (Note 7)
Members’ equity	4,534,379
Total members’ equity	4,534,379
Total liabilities and members’ equity	$6,450,324

The accompanying notes are an integral part of these financial statements.

SUNNYSIDE, LLC, dba Sundry

STATEMENT OF OPERATIONS

Year Ended December 31,
2021
Net revenues	$22,800,825
Cost of goods sold	13,638,553
Gross profit	9,162,272
Operating expenses:
General and administrative	3,201,811
Distribution	1,080,964
Sales and marketing	4,374,667
Total operating expenses	8,657,442
Income from operations	504,830
Other income (expense), net Other income	1,319,899
Interest expense	(70,018)
Total other income (expense), net	1,249,881
Provision for income taxes	800
Net income	$1,753,911

The accompanying notes are an integral part of these financial statements.

SUNNYSIDE, LLC, dba Sundry

STATEMENT OF MEMBERS’ EQUITY

Members’ Equity
Balances at December 31, 2020	$4,630,468
Distributions	(1,850,000)
Net income	1,753,911
Balances at December 31, 2021	$4,534,379

The accompanying notes are an integral part of these financial statements.

SUNNYSIDE, LLC, dba Sundry

STATEMENT OF CASH FLOWS

Year Ended December 31,
2021
Cash flows from operating activities:
Net income	$1,753,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,851
Bad debt	9,976
Other income – PPP forgiveness	(1,319,808)
Changes in operating assets and liabilities:
Accounts receivable	44,740
Due from factor	363,083
Inventory	830,698
Due from related party	—
Prepaid expenses and other current assets	(117,777)
Accounts payable	(258,122)
Accrued liabilities	(440,694)
Net cash provided by operating activities	919,858
Cash flows from investing activities:
Purchase of property and equipment	—
Net cash used in investing activities	—
Cash flows from financing activities:
Proceeds from loans payable	480,637
Factor advances (repayments), net	133,300
Distributions	(1,850,000)
Net cash used in financing activities	(1,236,063)
Net change in cash and cash equivalents	(316,205)
Cash and cash equivalents at beginning of year	733,440
Cash and cash equivalents at end of year	$417,235
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$800
Cash paid for interest	$70,018

The accompanying notes are an integral part of these financial statements.

SUNNYSIDE, LLC, dba Sundry

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS

Sunnyside, LLC, dba Sundry, (the “Company”) was formed on January 17, 2014, in the State of California. The Company’s headquarters are located in Los Angeles, California.

The Company is headquartered in Los Angeles and its principal business activity is the design and manufacture of coastal casual women’s apparel. The Company sells predominantly to department and specialty stores located throughout the United States of America and internationally. The Company also sells directly to the consumer through its website.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

Preparation of the financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.

Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The negative impact the global pandemic has had on the Company in 2021 and 2020 is significant, given revenue is linked to domestic and local locations and offices for operations ranging from production to shipment of goods to customers — all of which were forced to close for a duration of 2021 and 2020, per local requirements around continued operations for essential vs. non-essential businesses.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of December 31, 2021 and 2020. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.

Cash

The Company maintains its cash in various commercial banks in the United States (“U.S.”). Accounts at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. While the Company’s accounts at these institutions, at times, may exceed the federally insured limits, management believes that the risk of loss is not significant and the Company has not experienced any losses in such accounts to date.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. An allowance for doubtful accounts is maintained based on the length of time receivables are past due, the status of a customers’ financial position, and other factors. As of December 31, 2021, there was an allowance for doubtful accounts of $19,000.

Inventory

Inventory consists of raw materials purchased from the Company’s suppliers, work in progress and finished goods. Inventory is valued at the lower of first-in, first-out, cost, or net realizable value. As of December 31, 2021, there was a reserve for obsolescence of $100,000.

Fixed Assets, Net

Fixed assets are stated at cost less accumulated depreciation. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of three (3) to seven (7) years. Leasehold improvements are depreciated over the lesser of the term of the respective lease or estimated useful economic life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. For the year ended December 31, 2021, there were no impairment charges.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers (ASC 606). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

In accordance with ASC 606, the Company recognizes revenue via the sale of the Company’s merchandise to its customers. Sales contracts (purchase orders) generally have a single performance obligation, which is satisfied upon shipment of merchandise at a point in time. Revenue is measured based on the consideration stated on an invoice, net of estimated returns, chargebacks, and allowances for other deductions based upon management’s estimates and the Company’s historical experience. The Company accepts product returns from customers in line with the Company’s return policy, with each return depending on the underlying reason for and timing of the returned merchandise.

Wholesale revenues are recognized upon shipment of product to the customer. Revenues are recorded, net of expected returns, discounts and allowances. The Company reviews and refines these estimates using historical trends, seasonal results and current economic and market conditions.

E-commerce revenues of products ordered through the Company’s website are recognized upon shipment to the customers. E-commerce revenues are also reduced by expected returns and discounts.

The Company evaluates the allowance for sales returns and allowances based on historical percentages, utilizing a multiple-month lookback period. As part of its evaluation, the Company considers actual returns and allowances to date that are in process and its actual sales within the past months that may result in returns and allowances in the future. The allowance for sales returns is recorded within accrued expenses and amounted to approximately $73,000 at December 31, 2021. Under ASC 606, the Company also records an asset on the balance sheet within prepaid expenses and other current assets for the cost of the estimated returns of inventory, which amounted to approximately $30,000 and $90,000 at December 31, 2021.

Utilizing the practical expedient provided for under ASC 606, the Company has elected to expense sales commissions related to product sales as incurred as the amortization period is generally one year or less for the time between customer purchase and utilization. These fees are recorded within sales and marketing expenses on the statement of operations.

Cost of Goods Sold

Cost of goods sold consist of the costs of inventory sold and inbound freight. The Company includes outbound freight associated with shipping goods to customers as a component of distribution expenses as noted below.

Shipping and Handling Fees and Costs

The Company includes shipping and handling fees billed to customers within revenues. The costs associated with shipping goods to customers are recorded within distribution expenses and amounted to approximately $674,000 and $686,000 for the years ended December 31, 2021 and 2020, respectively.

Advertising

The Company expenses advertising costs as incurred. Advertising costs expensed were approximately $1,161,000 for the year ended December 31, 2021.

Income Taxes

The Company is a limited liability company (LLC) classified as a partnership for federal income tax purposes, which provides for profits and losses to be reported at the individual member level for income tax purposes. The Company pays the necessary amount of distributions in order to satisfy the member’s estimated personal income tax liabilities arising from the Company’s profits. The state of California imposes an annual fee on the LLC based on the level of gross revenue of the LLC. As of December 31, 2021, the Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the U.S. federal and California state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three to four years from the filing of a tax return.

Concentration of Credit Risk

Suppliers — The Company relies on a small number of vendors for raw materials and inventory purchases. Management believes that the loss of one or more of these vendors would have a material impact on the Company’s financial position, results of operations and cash flows. Purchases from three suppliers amounted to approximately $3,045,000, or 22% of total purchases for the year ended December 31, 2021. Included in accounts payable at December 31, 2021 is approximately $547,000 due to these suppliers.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company is currently in the process of evaluating the potential impact of this new guidance, which is effective for the Company beginning on January 1, 2022.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. Several amendments to this new guidance have also been issued by the FASB between 2016 and 2020. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. The Company is evaluating the impact of this guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.

NOTE 3 — DUE FROM FACTOR

Pursuant to the terms of a continuing agreement between the Company and a factor, the Company sells a significant portion of its trade accounts receivable to a factor on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount reduced by the factor commission and all selling discounts. For accounts sold to the factor without recourse, the factor is responsible for collection, assumes all credit risk and obtains all of the rights and remedies against the Company’s customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable. Certain receivables are subject to recourse in the event of non- payment by the customer.

The Company may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. The factor charges interest on advances at the higher of the prime rate plus 2.00% or 4.00% per annum. The factoring agreement is collateralized by substantially all of the Company’s assets.

Due from factor consists of the following:

December 31,
2021
Outstanding receivables
Without recourse	$1,886,591
With recourse	11,000
1,897,591
Advances	(1,209,300)
Credits due customers	(98,269)
Due from factor	$590,022

NOTE 4 — INVENTORY

The Company had inventories consisting of the following:

December 31,
2021
Raw materials	$1,746,722
Work in progress	1,951,549
Finished goods	1,218,857
Inventory	$4,917,128

NOTE 5 — FIXED ASSETS, NET

Fixed assets, net, are comprised of the following:

December 31,
2021
Leasehold improvements and showrooms	$198,658
Furniture and equipment	183,005
Automobiles	34,072
415,735
Less: accumulated depreciation and amortization	(253,781)
Fixed assets, net	$161,954

Depreciation and amortization expense was $53,851 for the year ended December 31, 2021.

NOTE 6 — DEBT

In May 2020, the Company entered into a loan with a lender in an aggregate principal amount of $689,171 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan was evidenced by a promissory note (“Note”). Subject to the terms of the Note, the PPP Loan bore interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, had an initial term of two years, and was unsecured and guaranteed by the Small Business Administration. The Company could apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable forgiveness period, calculated in accordance with the terms of the CARES Act. The Note provided for customary events of default including, among other things, cross-defaults on any other loan with the lender.

On February 23, 2021, the Company received a second draw PPP loan for approximately $631,000. The loan bore interest at 1% per annum and was to be repaid in full no later than five years from the disbursement date. The monthly payments were to be an amount equal to the amount necessary to fully amortize the then- outstanding principal balance at the specified interest rate and continue through maturity, if required. The second draw PPP was subject to the same forgiveness provisions as the first loan.

During 2021, the Company recognized forgiveness of the first and second PPP loans, based on full forgiveness received from the SBA. Accordingly, the Company recorded a gain of $1,319,808, which is included in other income in the consolidated statements of operations.

In May 2020, the Company was granted an Economic Injury Disaster Loan (EIDL) by the SBA for $150,000. The loan bore interest at 3.75% with no payments due for the first twelve months. Monthly payments of principal and interest of approximately $700 began in June 2021 and were to continue through maturity in May 2050, if required. The loan was collateralized by substantially all assets of the Company. In December 2021, the entire outstanding principal was repaid.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.

Leases

The Company leases its office and showroom facilities in Los Angeles, California. The leases expired at various dates through January 2022 with base rents ranging from approximately $4,000 to $15,000. One of the lease agreements is guaranteed by a member of the Company. The following table shows the future annual minimum obligations under lease commitments in effect at December 31, 2021:

2022	$15,516
$15,516

Total rent expense for the year ended December 31, 2021 amounted to approximately $372,000.

NOTE 8 — MEMBERS’ EQUITY

During the years ended December 31, 2021, member distributions totaled $1,850,000.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 9 — RELATED PARTY TRANSACATIONS

During the year ended December 31, 2021, an entity owned by a member of the Company paid the Company $910 and $133,056 , respectively, for showroom and personnel expenses.

During the years ended December 31, 2021, the Company paid approximately $1,261,000 to a vendor that is owned by a Member of the Company for inventory production.

NOTE 10 — SUBSEQUENT EVENTS

On January 18, 2022, Digital Brands Group, Inc, a Delaware company (“DBGI”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), the Company and George Levy as the Sellers’ representative, pursuant to which the DBGI will acquire all of the issued and outstanding membership interests of the Company (such transaction, the “Acquisition”).

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, will exchange all of such membership interests for (i) $7.5 million of shares of DBGI’s common stock at the volume-weighted average (rounded to the nearest $0.0001) of the closing price of the DBGI’s common stock on the Nasdaq Capital Market (“NasdaqCM”) during the thirty (30) trading day period immediately prior to the closing, but in no event at a price less than $1.59; and (ii) $34.0 million in cash, $20.0 million of which will be paid at the closing and the balance of which will be evidenced by promissory notes due December 31, 2022 (“Seller Notes”); provided, however, that if the audited aggregate net revenue of Sundry for the year ended December 31, 2021 (the “Audited Net Revenue”) times 1.5 is greater than $34.0 million, the DBGI will pay the difference in cash pro rata to the Sellers and if the Audited Net Revenue times 1.5 is less than $34.0 million, the Seller Notes will be reduced pro rata for such difference. A portion of the purchase price will be paid to certain employees of Sundry who have a contractual right to receive a portion of the consideration payable in the Acquisition (“Payees”).

Of the $34.0 million in cash payable in the Acquisition, $2.0 million will be held in escrow to cover possible indemnification claims. If the Seller Notes, plus all unpaid interest thereunder, are not repaid in full on or prior to March 31, 2022, then on March 31, 2022, DBGI will issue an additional $2.5 million of shares of common stock pro rata to the Sellers and the Payees. If the Seller Notes, plus all unpaid interest thereunder remain outstanding after March 31, 2022 and are not repaid in full on or prior to June 30, 2022, then on June 30, 2022, DBGI will issue an additional $2.5 million of shares of common stock pro rata to the Sellers and the Payees. If the Seller Notes, plus all unpaid interest thereunder remain outstanding after June 30, 2022 and are not repaid in full on or prior to September 30, 2022, then on September 30, 2022, DBGI will issue an additional $2.5 million of shares of common stock pro rata to the Sellers and the Payees. Any shares issued on either March 31, June 30 or September 30, 2022 shall be issued at the closing price of the DBGI’s common stock as quoted on the NasdaqCM as of the date immediately preceding the date of issuance but in no event at a price less than $1.59.

The Company has evaluated subsequent events that occurred through April 18, 2022, the issuance date of these financial statements.